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                                                                    Exhibit 21.1

                               VIA NET.WORKS, INC.
                       CORPORATE STRUCTURE AS OF 12/31/00

     The following table indicates the name, subsidiary relationships and jurisdiction of formation of VIA NET.WORKS, Inc.'s direct and indirect subsidiaries.


                                                                                              Jurisdiction
                                                                                                  of
Name                                                                                           Formation
----                                                                                          ------------
1.     VIA NET.WORKS NY Corp.                                                                 New York
2.     VIA NET.WORKS Holdco, Inc.                                                             Delaware
       A   VIA NET.WORKS Europe Holding B.V.                                                  Netherlands
           1   Internet Access Eindhoven B.V. (IAE) (100%)                                    Netherlands
           2   bART Holding B.V. (100%)                                                       Netherlands
           (a) Home Vision B.V.                                                               Netherlands
           (b) Xenovic B.V.                                                                   Netherlands
           (i)   bART Den Haag B.V.                                                           Netherlands
           (ii)  bART Noord Nederland                                                         Netherlands
           (iii) bART Midden Nederland                                                        Netherlands
           (iv)  Arameta B.V.                                                                 Netherlands
           3.    VIA NET.WORKS Portugal- Tecnologias de Informacao, S.A. (f/k/a/ Esoterica)
                 (100%)                                                                       Portugal
           (a) Expobyte-Conferencias e Exposicoes, S.A.                                       Portugal
           4.  VIA NET.WORKS Espana, S.L. (f/k/a/ Disbumad) (100%)                            Spain
           5.  VIA NET.WORKS Ireland Limited(f/ka/ MediaNet Ireland Ltd) (77%)                Ireland
           6.  VIA NET.WORKS IRUCo. Limited(100%)                                             Ireland
           7.  VIA NET.WORKS Deutsche Holding GmbH(100%)                                      Germany
           (a) Highspeed-Server Eisnet GmbH                                                   Germany
           8.  VIA NET.WORKS Deutschland GmbH (f/k/a/ GTN)(100%)                              Germany
           (a) INS Vertriebs GmbH                                                             Germany
           (b) Ecce Terram GmbH                                                               Germany
           9.  I.S.A.R Netzwerke Dienstleistungs GmbH (ISAR)(100%)                            Germany
           10. VIA NET.WORKS UK Holding Limited(100%)                                         UK
           11. VIA NET.WORKS UK Limited(100%)                                                 UK
           (a) Netlink Internet Services Limited(100%)                                        UK
           (b) U-Net Limited(100%)                                                            UK
           (c) Worldwide Web Services Limited(100%)                                           UK
           (i) Alphadial Limited                                                              UK
           (d) iway Limited(100%)                                                             UK
           (i) i-way Oxford Ltd.                                                              UK
           (e) VIA Holdco Italia S.r.L.(10%)                                                  Italy
           12. VIA Holdco Italia S.r.L(90%)                                                   Italy
           13. VIA NET.WORKS Italia S.r.L(Microtech) (100%)                                   Italy
           14. M&C Management & Communications, S.A. (M&Cnet) (60%)                           Switzerland
           15. VIA NET.WORKS (Schweitz) AG(100%)                                              Switzerland
           (a) Smartweb GmbH                                                                  Switzerland
           16. VIA NET.WORKS France Holding SAS                                               France
           (a) Artinternet, S.A. (100%)                                                       France
           (i) Symphonie SA (d/b/a MNet) (100%)                                               France
           (b) Delivery Network Systems SAS (DNS) (100%)                                      France
           (i) DNS Telecom, SAS                                                               France
           17. Net4You EDV Dienstleistungs und Handelges.m.b.H(Net4You) (57.5%)               Austria

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
                                                                            Jurisdiction of
 Name                                                                          Formation
 ----                                                                          ---------
 3.    VIA NET.WORKS Holdings Cayman                                         Cayman Islands
       A.   VIA NET.WORKS Argentina, S.A. (100%)                             Argentina
       B.   ServiceNet S.A. (100%)                                           Argentina
       C.   VIA NET.WORKS Brasil, S.A. (f/k/a Dialdata) (100%)               Brazil
 4.    VIA NET.WORKS Mexico, S.A. de C.V. (f/k/a/ Infoacces) (100%)          Mexico
 5.    SurfTrade USA, Inc. (100%)                                            Delaware
       A.   SurfTrade Portugal S.A.                                          Portugal
       B.   SurfTrade Ltda                                                   Brazil
 6.    Interactive Multimedia Corporation(IMC) (100%)                        Georgia


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